EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCCOUNTING FIRM

We consent to the incorporation by reference in CPS Technologies Corporation`s Registration Statement Nos. 33-18398 and 333-129620 on Forms S-8 of our report dated March 27, 2007, relating to our audits of the consolidated financial statements of CPS Technologies Corporation (formerly known as Ceramics Process Systems Corporation) and subsidiary which appears in this Annual Report on Form 10-K.

Wolf & Company, P.C.

Boston, Massachusetts
March 27, 2007